SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 18, 2003




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





     Delaware                      1-12522            13-3714474
(State or other jurisdiction  (Commission File No.) (IRS Employer
of incorporation)                                     Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois    60062
        (Address of Principal Executive Offices)        (Zip Code)




Registrant's telephone number, including area code: (847) 418-3804

ITEM 5.   OTHER EVENTS


On March 14, 2002, attorneys for the Plaintiffs in the case of Catskill Development, LLC ("Catskill"), Mohawk Management, LLC and Monticello Raceway Development LLC v. Park Place Entertainment Corporation (NYSE:PPE) filed a motion pursuant to Rule 60 (B) of the Federal Rules of Civil Procedure. The motion requests the District Court to vacate the judgment issued in the case on August 26th, 2002 on the ground that new evidence has been found that has a material bearing on important issues affecting the judgment. The motion indicates that audio tapes of certain conversations concerning the transaction at issue in the case were made available to the plaintiffs by Presidents, R.C., the plaintiff in another case against the same defendant, Park Place Entertainment and that the tapes provide evidence which raise material issues regarding important issues in the case and the positions taken by the defendant. The motion requests that the judgment be vacated and that the Plaintiffs be permitted to continue discovery and file amended pleadings to reflect the evidence contained in the case.

Although the Company has been advised by the attorneys handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the Plaintiff's original complaint or all of the issues covered by the pending appeal in the case by the Plaintiffs. Accordingly, no assurance can be given that the motion will be granted or that, if granted, it will provide relief sufficient to permit the Plaintiffs to proceed with a trial or provide evidence that will be available for purposes of the record in the appeal. The Plaintiffs in the appeal are affiliated with the Company principally through its relation with Catskill. Management has continued to work with representatives of Catskill with respect to the proposed consolidation of the two entities and does not expect these circumstances to result in a substantial change in the terms of the proposed consolidation, although they may affect the terms of the proposed litigation trust to be established under the previously announced letter of intent.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1 Press Release dated March 18, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 18, 2003               ALPHA HOSPITALITY CORPORATION
                                              (Registrant)

                                    By: /s/  Scott A. Kaniewski
                                        Scott A. Kaniewski
                                        Chief Financial Officer

                                                     EXHIBIT 99.1

                  ALPHA HOSPITALITY CORPORATION
                      707 Skokie Boulevard
                            Suite 600
                      Northbrook, IL  60062

Contact:
Scott Kaniewski                         FOR IMMEDIATE RELEASE
(847) 418-3804

                ALPHA'S PARTNER FILES MOTION TO VACATE


Catskill Development, LLC Files Motion to Vacate Summary Judgment
               Ruling for Park Place Entertainment

Northbrook, Illinois - March 18, 2003 - Alpha Hospitality Corporation (NASDAQ and BSE: ALHY) announced today that on March 14, 2002, attorneys for the Plaintiffs in the case of Catskill Development, LLC ("Catskill"), Mohawk Management, L.L.C. and Monticello Raceway Development LLC v. Park Place Entertainment Corporation (NYSE:PPE) filed a motion pursuant to Rule 60 (B) of the Federal Rules of Civil Procedure. The motion requests the District Court to vacate the judgment issued in the case on August 26th, 2002 on the ground that new evidence has been found that has a material bearing on important issues affecting the judgment. The motion indicates that audio tapes of certain conversations concerning the transaction at issue in the case were made available to the plaintiffs by Presidents, R.C., the plaintiff in another case against the same defendant, Park Place Entertainment and that the tapes provide evidence which raise material issues regarding important issues in the case and the positions taken by the defendant. The motion requests that the judgment be vacated and that the Plaintiffs be permitted to continue discovery and file amended pleadings to reflect the evidence contained in the case.

Although the Company has been advised by the attorneys handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the Plaintiff's original complaint or all of the issues covered by the pending appeal in the case by the Plaintiffs. Accordingly, no assurance can be given that the motion will be granted or that, if granted, it will provide relief sufficient to permit the Plaintiffs to proceed with a trial or provide evidence that will be available for purposes of the record in the appeal. The Plaintiffs in the appeal are affiliated with the Company principally through its relation with Catskill. Management has continued to work with representatives of Catskill with respect to the proposed consolidation of the two entities and does not expect these circumstances to result in a substantial change in the terms of the proposed consolidation, although they may affect the terms of the proposed litigation trust to be established under the previously announced letter of intent.

 To the extent the content of this press release includes forward-looking statements, they involve risks and uncertainties that are described from time to time in Alpha's reports filed with the Securities and Exchange Commission. Alpha wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.
                               ###